Exhibit 99.1
The Priceline Group Reports Financial Results for 2nd Quarter 2014
NORWALK, Conn., August 11, 2014. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 2nd quarter 2014 financial results. Second quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $13.5 billion, an increase of 34% over a year ago (approximately 32% on a local currency basis).
The Group's gross profit for the 2nd quarter was $1.9 billion, a 36% increase from the prior year. International operations contributed gross profit in the 2nd quarter of $1.65 billion, a 38% increase versus a year ago (approximately 36% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 2nd quarter of $576 million, or $10.89 per diluted share, which compares to $437 million or $8.39 per diluted share, in the same period a year ago.
Non-GAAP net income in the 2nd quarter was $667 million, a 31% increase versus the prior year. Non-GAAP net income was $12.51 per diluted share, compared to $9.70 per diluted share a year ago. FactSet consensus for the 2nd quarter 2014 was $12.06 per diluted share. Adjusted EBITDA for the 2nd quarter 2014 was $809 million, an increase of 30% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group achieved strong results for the 2nd quarter as the summer travel season got off to a solid start for our brands,” said Darren Huston, President and CEO of the Priceline Group.
“We believe the Group delivered market-leading growth from both a top line and profitability perspective. Globally, our accommodation business booked 90 million room nights, up 29% over the same period last year.”
Looking forward, Mr. Huston said: “The business is performing well and we will continue to build our franchise by investing in customer experience, content expansion and market penetration. We believe that our recently-announced expanded partnership with Ctrip will complement these efforts."
"We are also pleased to welcome OpenTable to the Group and are excited by the opportunity to deliver exceptional online booking experiences for our customers and partners - including hotels, rental cars, airlines and now restaurants - worldwide.”
The Priceline Group said it was targeting the following for 3rd quarter 2014:

•	Year-over-year increase in total gross travel bookings of approximately 19% - 29% (an increase of approximately 18% - 28% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 22% - 32% (an increase of approximately 21% - 31% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 10% - 15%.

•	Year-over-year increase in revenue of approximately 15% - 25%.

•	Year-over-year increase in gross profit of approximately 21% - 31%.

•	Adjusted EBITDA of approximately $1.265 billion to $1.365 billion.

•	Non-GAAP net income per diluted share between $19.60 and $21.10.
Non-GAAP guidance for the 3rd quarter 2014:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

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•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $340 million in the 3rd quarter 2014. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $100 million in the 3rd quarter 2014. The Group estimates GAAP net income per diluted share between $17.86 and $19.36 for the 3rd quarter 2014. GAAP guidance excludes the impact of amortization expense related to OpenTable's purchased intangibles due to the fact that OpenTable's purchase price allocation has not yet been finalized.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and six months ended June 30, 2014 and 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful.

•
Significant costs related to acquisitions, such as the $6.4 million of acquisition costs recorded in the 2nd quarter of 2013 related to the purchase of KAYAK, are excluded because the expense is not driven by core operating results and render comparisons with prior periods less meaningful. No such costs were excluded in the six months ended June 30, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

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About The Priceline Group

The Priceline Group Inc. (NASDAQ: PCLN) is the world leader in online travel, serving consumers and partners through six primary brands - Booking.com, priceline.com, agoda.com, KAYAK, rentalcars.com and OpenTable. For more information, visit pricelinegroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$3,503,899	$1,289,994
Restricted cash	15,630	10,476
Short-term investments	3,660,807	5,462,720
Accounts receivable, net of allowance for doubtful accounts of $14,592 and $14,116, respectively	841,133	535,962
Prepaid expenses and other current assets	380,284	107,102
Deferred income taxes	107,006	74,687
Total current assets	8,508,759	7,480,941
Property and equipment, net	168,681	135,053
Intangible assets, net	976,946	1,019,985
Goodwill	1,905,551	1,767,912
Deferred income taxes	6,720	7,055
Other assets	33,666	33,514
Total assets	$11,600,323	$10,444,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$340,903	$247,345
Accrued expenses and other current liabilities	555,716	545,342
Deferred merchant bookings	569,310	437,127
Convertible debt	41,316	151,931
Total current liabilities	1,507,245	1,381,745
Deferred income taxes	396,489	326,425
Other long-term liabilities	106,858	75,981
Convertible debt	1,764,364	1,742,047
Total liabilities	3,774,956	3,526,198

Convertible debt	1,335	8,533

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 61,770,386 and 61,265,160 shares issued, respectively	480	476
Treasury stock, 9,329,553 and 9,256,721 shares, respectively	(2,084,533)	(1,987,207)
Additional paid-in capital	4,703,329	4,592,979
Accumulated earnings	5,126,421	4,218,752
Accumulated other comprehensive income	78,335	84,729
Total stockholders' equity	7,824,032	6,909,729
Total liabilities and stockholders' equity	$11,600,323	$10,444,460

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Agency revenues	$1,474,396	$1,064,640	$2,515,540	$1,834,568
Merchant revenues	567,253	580,224	1,094,251	1,108,788
Advertising and other revenues	81,926	35,374	155,586	38,894
Total revenues	2,123,575	1,680,238	3,765,377	2,982,250
Cost of revenues	240,579	296,383	475,910	588,730
Gross profit	1,882,996	1,383,855	3,289,467	2,393,520
Operating expenses:
Advertising — Online	639,655	463,135	1,160,503	866,288
Advertising — Offline	58,026	32,130	111,500	59,859
Sales and marketing	75,053	59,855	139,364	112,118
Personnel, including stock-based compensation of $35,168, $34,736, $73,971 and $56,445, respectively	221,852	165,997	416,383	300,215
General and administrative	91,067	64,921	164,048	115,082
Information technology	24,042	16,959	47,266	30,181
Depreciation and amortization	40,287	26,027	78,663	45,107
Total operating expenses	1,149,982	829,024	2,117,727	1,528,850
Operating income	733,014	554,831	1,171,740	864,670
Other income (expense):
Interest income	1,634	1,141	2,675	2,015
Interest expense	(17,106)	(19,633)	(34,851)	(36,962)
Foreign currency transactions and other	(1,777)	(782)	(7,746)	(3,724)
Total other income (expense)	(17,249)	(19,274)	(39,922)	(38,671)
Earnings before income taxes	715,765	535,557	1,131,818	825,999
Income tax expense	139,314	98,117	224,149	144,267
Net income	576,451	437,440	907,669	681,732
Less: net income attributable to noncontrolling interests	—	114	—	135
Net income applicable to common stockholders	$576,451	$437,326	$907,669	$681,597
Net income applicable to common stockholders per basic common share	$11.00	$8.62	$17.36	$13.54
Weighted average number of basic common shares outstanding	52,397	50,760	52,275	50,348
Net income applicable to common stockholders per diluted common share	$10.89	$8.39	$17.12	$13.18
Weighted average number of diluted common shares outstanding	52,955	52,111	53,004	51,732

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$907,669	$681,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,889	21,068
Amortization	45,774	24,039
Provision for uncollectible accounts, net	8,122	8,181
Deferred income taxes	26,070	(3,312)
Stock-based compensation expense and other stock-based payments	75,151	56,804
Amortization of debt issuance costs	2,585	2,879
Amortization of debt discount	24,259	24,232
Loss on early extinguishment of debt	6,129	—
Changes in assets and liabilities:
Accounts receivable	(312,959)	(242,983)
Prepaid expenses and other current assets	(263,963)	(133,058)
Accounts payable, accrued expenses and other current liabilities	312,925	328,010
Other	2,334	8,907
Net cash provided by operating activities	866,985	776,499

INVESTING ACTIVITIES:
Purchase of investments	(4,305,033)	(4,226,562)
Proceeds from sale of investments	6,078,411	3,652,653
Additions to property and equipment	(61,986)	(36,481)
Acquisitions and other equity investments, net of cash acquired	(101,050)	(330,844)
Proceeds from settlement of foreign currency contracts	9,029	—
Payments on foreign currency contracts	(78,866)	(44,187)
Change in restricted cash	(5,194)	(546)
Net cash provided by (used in) investing activities	1,535,311	(985,967)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	—	980,000
Payment of debt issuance costs	—	(29)
Payments related to conversion of senior notes	(117,830)	—
Repurchase of common stock	(97,326)	(423,285)
Payments to purchase subsidiary shares from noncontrolling interests	—	(192,530)
Payments of stock issuance costs	—	(1,191)
Proceeds from exercise of stock options	9,686	72,810
Excess tax benefit on stock-based compensation	12,222	17,767
Net cash (used in) provided by financing activities	(193,248)	453,542
Effect of exchange rate changes on cash and cash equivalents	4,857	(18,209)
Net increase in cash and cash equivalents	2,213,905	225,865
Cash and cash equivalents, beginning of period	1,289,994	1,536,349
Cash and cash equivalents, end of period	$3,503,899	$1,762,214
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$385,506	$247,037
Cash paid during the period for interest	$8,080	$9,540
Non-cash fair value increase for redeemable noncontrolling interests	$—	$42,522
Non-cash investing activity for contingent consideration	$24,377	$—
Non-cash financing activity for acquisitions	$5,584	$1,545,042

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

	GAAP Gross profit	$1,882,996	$1,383,855	$3,289,467	$2,393,520

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550

	Non-GAAP Gross profit	$1,882,996	$1,383,855	$3,289,467	$2,414,070

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

	GAAP Operating income	$733,014	$554,831	$1,171,740	$864,670

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	35,168	34,736	73,971	56,445
(c)	Acquisition costs	—	6,444	—	6,444
(d)	Amortization of intangible assets	22,950	14,760	45,773	24,039

	Non-GAAP Operating income	$791,132	$610,771	$1,291,484	$972,148

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	42.0%	44.1%	39.3%	40.3%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

	GAAP Net income applicable to common stockholders	$576,451	$437,326	$907,669	$681,597

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	35,168	34,736	73,971	56,445
(c)	Acquisition costs	—	6,444	—	6,444
(e)	Depreciation and amortization	40,287	26,027	78,663	45,107
(f)	Interest income	(1,634)	(1,141)	(2,675)	(2,015)
(f)	Interest expense	17,106	19,633	34,851	36,962
(g)	Loss on early extinguishment of debt	2,733	—	6,129	—
(h)	Income tax expense	139,314	98,117	224,149	144,267
(i)	Net income attributable to noncontrolling interests	—	114	—	135

	Adjusted EBITDA	$809,425	$621,256	$1,322,757	$989,492

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

	GAAP Net income applicable to common stockholders	$576,451	$437,326	$907,669	$681,597

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	35,168	34,736	73,971	56,445
(c)	Acquisition costs	—	6,444	—	6,444
(d)	Amortization of intangible assets	22,950	14,760	45,773	24,039
(g)	Debt discount amortization related to convertible debt	11,189	12,898	22,947	24,019
(g)	Loss on early extinguishment of debt	2,733	—	6,129	—
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	18,609	2,138	27,088	(7,167)
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	(51)	—	(440)

	Non-GAAP Net income applicable to common stockholders	$667,100	$508,251	$1,083,577	$805,487

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

	GAAP weighted average number of diluted common shares outstanding	52,955	52,111	53,004	51,732
(l)	Adjustment for unvested restricted stock units and performance share units	371	284	328	236
	Non-GAAP weighted average number of diluted common shares outstanding	53,326	52,395	53,332	51,968
	Net income applicable to common stockholders per diluted common share
	GAAP	$10.89	$8.39	$17.12	$13.18
	Non-GAAP	$12.51	$9.70	$20.32	$15.50

(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
International	$5,952	$6,473	$5,494	$7,783	$8,579	$9,179	$7,758	$10,643	$11,682
Domestic	1,377	1,359	1,090	1,370	1,538	1,586	1,379	1,637	1,856
Total	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538

Agency	$6,031	$6,423	$5,302	$7,648	$8,425	$9,023	$7,576	$10,516	$11,581
Merchant	1,298	1,408	1,282	1,505	1,692	1,742	1,562	1,764	1,957
Total	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538

Year/Year Growth
International	33.1%	29.7%	40.4%	42.8%	44.1%	41.8%	41.2%	36.8%	36.2%
excluding F/X impact	44%	41%	43%	43%	44%	41%	42%	38%	35%
Domestic	5.3%	7.2%	4.4%	8.7%	11.7%	16.7%	26.5%	19.5%	20.6%

Agency	27.6%	25.4%	33.1%	38.3%	39.7%	40.5%	42.9%	37.5%	37.4%
Merchant	23.1%	24.0%	31.8%	27.1%	30.3%	23.7%	21.8%	17.2%	15.7%

Total	26.8%	25.2%	32.9%	36.4%	38.0%	37.5%	38.8%	34.2%	33.8%
excluding F/X impact	35%	34%	35%	37%	38%	36%	39%	35%	32%

Units Sold	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
Hotel Room-Nights	50.2	55.2	46.2	63.2	69.4	74.8	63.1	83.4	89.6
Year/Year Growth	39.1%	35.9%	37.6%	37.7%	38.2%	35.6%	36.5%	32.0%	29.2%

Rental Car Days	8.6	9.4	7.2	9.9	12.5	12.0	9.5	12.3	14.3
Year/Year Growth	29.4%	34.9%	36.5%	43.3%	46.3%	27.5%	32.3%	24.6%	14.4%

Airline Tickets	1.7	1.7	1.4	1.7	1.7	1.8	1.8	2.0	2.1
Year/Year Growth	(1.8)%	6.1%	1.7%	1.4%	1.8%	8.6%	28.1%	22.6%	22.3%

	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
Revenue	$1,326.8	$1,706.3	$1,190.6	$1,302.0	$1,680.2	$2,269.9	$1,541.2	$1,641.8	$2,123.6
Year/Year Growth	20.3%	17.4%	20.2%	25.5%	26.6%	33.0%	29.4%	26.1%	26.4%

Gross Profit	$1,004.1	$1,396.5	$939.8	$1,009.7	$1,383.9	$1,989.1	$1,333.3	$1,406.5	$1,883.0
Year/Year Growth	34.0%	26.9%	29.7%	35.8%	37.8%	42.4%	41.9%	39.3%	36.1%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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